Sub-Item 77Q1(g): Copies of Merger or Consolidation Agreements Relating to Sub-Item 77M

AGREEMENT AND PLAN OF REORGANIZATION
GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND
GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND
This Agreement and Plan of Reorganization is made as of January 29, 2016 by and between Goldman Sachs Trust, a Delaware statutory trust (Goldman Sachs Trust), on behalf of Goldman Sachs International Small Cap Fund (the Acquired
Fund) and Goldman Sachs International Small Cap Insights Fund (the Surviving Fund, and together with the Acquired Fund, the Funds).
This agreement is intended to be and is adopted as a plan of reorganization and liquidation (the Plan) within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the Code). The reorganization and liquidation will consist of the transfer of substantially all of the assets of the Acquired Fund to the Surviving Fund in exchange solely for shares of beneficial interest of the Surviving Fund (Surviving
Fund Shares) corresponding to the outstanding shares of beneficial interest of the Acquired Fund, the assumption by the Surviving Fund of all liabilities of the Acquired Fund, and the distribution of the Surviving Fund Shares to the applicable shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (the Reorganization), all upon the terms
and conditions hereinafter set forth in this Plan.
WHEREAS, the Funds are series of Goldman Sachs Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act);
WHEREAS, the Board of Trustees of Goldman Sachs Trust (the Board) has determined that the exchange of substantially all of the assets of the
Acquired Fund for Surviving Fund Shares and the assumption of all liabilities
of the Acquired Fund by the Surviving Fund is in the best interests of the Funds and that the interests of the existing shareholders of the Funds would
not be diluted as a result of this transaction; and
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	Transfer of Assets of the Acquired Fund to the Surviving Fund in
Exchange for Surviving Fund Shares, the Assumption of all of the Acquired
Funds Liabilities and the Liquidation of the Acquired Fund
1.1.	Subject to the requisite approvals and the other terms and
conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Surviving Fund, and the Surviving Fund agrees in exchange therefor: (i) to deliver to the Acquired
Fund the number of full and fractional Surviving Fund Shares of the respective class set forth on Schedule A, determined by dividing the value of the
Acquired
Funds net assets, computed in the manner and as of the time and date set forth
in paragraph 2.1, by the net asset value of one Surviving Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (the Closing Date).
1.2.	The assets of the Acquired Fund to be acquired by the Surviving Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests
receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date (collectively, Assets).
1.3.	The Acquired Fund will endeavor to discharge all of its liabilities and obligations prior to the Closing Date. The Surviving Fund shall also assume
all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date as defined in paragraph 2.1 (collectively, Liabilities). On or as soon as practicable prior to the
Closing
Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.
1.4.	Immediately after the transfer of assets provided for in paragraph
1.1,
the Acquired Fund will distribute to its respective shareholders of record, determined as of immediately after the close of business on the Closing Date (Acquired Fund Shareholders), on a pro rata basis, the Surviving Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph
1.1 and Schedule A, and will completely liquidate. Such distribution and liquidation will be accomplished by the transfer of the Surviving Fund Shares then credited to the account of the Acquired Fund on the books of the
Surviving
Fund to open accounts on the share records of the Surviving Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of Surviving Fund Shares to be so credited to the applicable Acquired Fund Shareholders, shall be equal to the aggregate net asset value of the corresponding class of shares of beneficial interest of the Acquired Fund (Acquired Fund Shares)
owned by Acquired Fund Shareholders on the Closing Date. All issued and outstanding shares of the Acquired Fund will simultaneously be redeemed and canceled on the books of the Acquired Fund. The Surviving Fund shall not issue certificates representing the Surviving Fund Shares in connection with such exchange.
1.5.	Ownership of Surviving Fund Shares will be shown on the books of the
Surviving Funds Transfer Agent, as defined in paragraph 3.3. Shares of the Surviving Fund will be issued in the manner described in the Surviving Funds current prospectus.
1.6.	Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns,
or other documents with the U.S. Securities and Exchange Commission (SEC), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund up to and including the Closing
Date.
2.	Valuation
2.1.	The value of the Assets shall be the value of such Assets computed as of immediately after the close of business of the New York Stock
Exchange
and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the Valuation Date), using the valuation procedures set forth in the then-current prospectus and statement of additional
information with respect to the Acquired Fund and valuation procedures established by the Board.
2.2.	The net asset value of a Surviving Fund Share shall be the net asset
value per share computed with respect to that class as of the Valuation
Date,
using the valuation procedures set forth in the Surviving Funds then-current
prospectus and statement of additional information and valuation procedures
established by the Board.
2.3.	The number of the Surviving Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Funds Assets shall be determined by dividing the value of the net assets with respect to the Acquired Fund Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of a Surviving Fund
Share, determined in accordance with paragraph 2.2.
2.4.	All computations of value shall be made by JPMorganChase Bank,
N.A. (JPMorgan), in its capacity as administrator for the Acquired Fund.
3.	Closing and Closing Date
3.1.	The Closing Date shall be on or about February 5, 2016 or such other
date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Plan (the Closing) shall be deemed to take
place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. Eastern time. The Closing shall be held at the offices of Goldman Sachs Asset Management, L.P. or at such other time and/or place as the parties may agree.
3.2.	The Acquired Fund shall direct JPMorgan, as custodian for the Acquired
Fund (the Custodian), to deliver, at the Closing, a certificate of an authorized
officer stating that the Assets have been delivered in proper form to the Surviving Fund. The Acquired Funds portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Surviving Fund, which Custodian also serves as the custodian for the Surviving Fund. Such presentation shall be made for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Surviving Fund duly endorsed in proper form for transfer
in such condition as to constitute good delivery thereof. The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Surviving Fund as of the Closing Date by book entry, in accordance with customary practices of the Custodian and the requirements of Section 17(f) and the rules thereunder, the Acquired Funds Assets. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal funds on the Closing Date.
3.3.	The Acquired Fund shall direct Goldman, Sachs & Co., in its capacity as transfer agent for the Acquired Fund (the Transfer Agent), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Surviving Fund shall issue and deliver to the Secretary of the Acquired Fund prior to the Closing Date a confirmation evidencing that the appropriate number of Surviving Fund
Shares
will be credited to the Acquired Fund on the Closing Date, or provide other evidence satisfactory to the Acquired Fund as of the Closing Date that such Surviving Fund Shares have been credited to the Acquired Funds accounts on the books of the Surviving Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
3.4.	In the event that on the Valuation Date (a) the New York Stock
Exchange
or another primary trading market for portfolio securities of the Surviving Fund or the Acquired Fund (each, an Exchange) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board, accurate appraisal of the value of the net assets of the Acquired Fund or the Surviving Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
4.	Representations and Warranties
4.1.	Except as has been fully disclosed to the Surviving Fund in a written instrument executed by an officer, Goldman Sachs Trust, on behalf of the Acquired Fund, represents and warrants to the Surviving Fund, as follows:
(a)	The Acquired Fund is a series of Goldman Sachs Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under its Declaration of Trust and By-Laws to own all of its properties and assets and to carry on its business as it is now being conducted;
(b)	Goldman Sachs Trust is a registered investment company classified as
a
management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act, and the registration of the Acquired Fund Shares under the Securities Act of 1933, as amended (1933 Act) have not been revoked or rescinded and are in full force and effect;
(c)	No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (1934 Act), and the 1940 Act, and such as may be required by state securities laws;
(d)	The current prospectus and statement of additional information of the
Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required
to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(e)	On the Closing Date, Goldman Sachs Trust, on behalf of the Acquired
Fund,
will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, Goldman Sachs Trust, on behalf of the Surviving Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Surviving Fund;
(f)	The Acquired Fund is not engaged currently, and the execution, delivery
and performance of this Plan will not result, in (i) a material violation of Goldman Sachs Trusts Declaration of Trust or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Goldman Sachs Trust, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree
to which Goldman Sachs Trust, on behalf of the Acquired Fund, is a party or by which it is bound;
(g)	All material contracts or other commitments of the Acquired Fund (other than this Plan and certain investment contracts, including options, futures,
and
forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date;
(h)	Except as otherwise disclosed in writing to and accepted by Goldman
Sachs
Trust, on behalf of the Surviving Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against Goldman Sachs
Trust,
on behalf of the Acquired Fund, or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Goldman Sachs Trust, on behalf of the
Acquired Fund, knows of no facts which might form the basis for the institution
of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially
 and
adversely affects the Acquired Funds business or its ability to consummate the transactions herein contemplated;
(i)	The Statement of Assets and Liabilities, Statement of Operations,
Statements of Changes in Net Assets, and Schedule of Investments of the
Acquired
Fund dated October 31, 2014 have been audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the United States of America (GAAP)
consistently
applied, and such statements (copies of which have been furnished to the
Surviving
Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance
sheet (including the notes thereto) in accordance with GAAP as of such date not
disclosed therein;
(j)	Since October 31, 2014, there has not been any material adverse change in
the Acquired Funds financial condition, assets, liabilities or business, other
than changes occurring in the ordinary course of business, or any incurrence by
the Acquired Fund of indebtedness maturing more than one year from the date such
indebtedness was incurred, except as otherwise disclosed to and accepted by the
Surviving Fund. For the purposes of this subparagraph (j), a decline in net asset
value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of the Acquired Funds liabilities, or the redemption of the Acquired Funds shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
(k)	On the Closing Date, all Federal and other tax returns, dividend reporting
forms, and other tax-related reports of the Acquired Fund required by law to have
been filed by such date (including any extensions) shall have been filed and are or
will be correct in all material respects, and all Federal and other taxes shown as
due or required to be shown as due on said returns and reports shall have been paid
or provision shall have been made for the payment thereof, and to the best of the
Acquired Funds knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(l)	For each taxable year of its operation (including the taxable year ending
on the Closing Date), the Acquired Fund has met (or will meet) the requirements of
Subchapter M of the Code for qualification as a regulated investment company, has
been (or will be) eligible to and has computed (or will compute) its Federal income
tax under Section 852 of the Code, and will have distributed all of its investment
company taxable income and net capital gain (as defined in the Code) that has accrued
through the Closing Date, and before the Closing Date will have declared dividends
sufficient to distribute all of its investment company taxable income and net capital
gain for the period ending on the Closing Date;
(m)	All issued and outstanding Acquired Fund Shares are, and on the Closing
 Date
will be, duly and validly issued and outstanding and, subject to the qualifications set forth in the Goldman Sachs Trusts Declaration of Trust, fully paid and non-assessable by Goldman Sachs Trust and have been offered and sold in every state
and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the
issued and outstanding shares of the Acquired Fund will, at the time of
 Closing,
be held by the persons and in the amounts set forth in the records of the Transfer
 Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3.
The Acquired
 Fund does not have outstanding any options, warrants or other rights to subscribe
for or purchase any Acquired Fund Shares, nor is there outstanding any security
convertible into any of the Acquired Fund Shares;
(n)	The execution, delivery and performance of this Plan will have been duly
authorized prior to the Closing Date by all necessary action, if any, on the part
of the Board, on behalf of the Acquired Fund, and this Plan will constitute a valid
 and binding obligation of the Acquired Fund, enforceable in accordance with its
terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;
(o)	The information to be furnished by the Acquired Fund for use in registration
statements, information statements and other documents filed or to be filed with
any Federal, state or local regulatory authority (including the Financial
Industry
 Regulatory Authority), which may be necessary in connection with the transactions
 contemplated hereby, shall be accurate and complete in all material respects
 and
 shall comply in all material respects with Federal securities and other laws and
 regulations thereunder applicable thereto; and
(p)	The combined information statement and prospectus (Information
Statement)
 to be included in the Registration Statement referred to in paragraph 5.5, insofar as it relates to the Acquired Fund, will, on the effective date of the Registration
 Statement on Form N-14 (Registration Statement) and on the Closing Date
(i) not
contain any untrue statement of a material fact or omit to state a material fact
required to be stated therein or necessary to make the statements therein, in light
of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this
subparagraph (p) shall not apply to statements in or omissions from the Information
 Statement and the Registration Statement made in reliance upon and in conformity
with information that was furnished by the Surviving Fund for use therein, and (ii)
 comply in all material respects with the provisions of the 1933 Act, the
 1934 Act,
and the 1940 Act and the rules and regulations thereunder.
4.2.	Except as has been fully disclosed to the Acquired Fund in a written
 instrument executed by an officer of Goldman Sachs Trust, Goldman Sachs
Trust,
 on behalf of the Surviving Fund, represents and warrants to the Acquired
Fund,
as follows:
(a)	The Surviving Fund is a series of Goldman Sachs Trust, which is a statutory
trust duly organized, validly existing, and in good standing under the laws of the
 State of Delaware with power under its Declaration of Trust and By-Laws to own all
 of its properties and assets and to carry on its business as it is now being conducted;
(b)	Goldman Sachs Trust is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an
investment company under the 1940 Act, and the registration of the Surviving
 Fund
 Shares under the 1933 Act have not been revoked or rescinded and are in full force and effect;
(c)	No consent, approval, authorization, or order of any court or governmental
 authority is required for the consummation by the Surviving Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required by state securities laws;
(d)	The current prospectus and statement of additional information of the
 Surviving Fund and each prospectus and statement of additional information of the Surviving Fund used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required
 to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(e)	On the Closing Date, Goldman Sachs Trust, on behalf of the Surviving
 Fund,
will have good and marketable title to the Surviving Funds assets, free of any
liens or other encumbrances, except those liens or encumbrances as to which the
Acquired Fund has received notice and necessary documentation at or prior to the
Closing;
(f)	The Surviving Fund is not engaged currently, and the execution, delivery
and performance of this Plan will not result, in (i) a material violation of Goldman Sachs Trusts Declaration of Trust or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Goldman Sachs Trust, on behalf of the Surviving Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree
to which Goldman Sachs Trust, on behalf of the Surviving Fund, is a party or by
which it is bound;
(g)	Except as otherwise disclosed in writing to and accepted by Goldman
Sachs
Trust, on behalf of the Acquired Fund, no litigation or administrative proceeding
or investigation of or before any court or governmental body is presently pending
or, to the Surviving Funds knowledge, threatened against Goldman Sachs Trust, on
 behalf of the Surviving Fund, or any of the Surviving Funds properties or assets
that, if adversely determined, would materially and adversely affect the
Surviving
 Funds financial condition or the conduct of its business. Goldman Sachs
Trust,
on behalf of the Surviving Fund, knows of no facts which might form the basis for
the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Surviving Funds business or its ability to consummate the transactions herein contemplated;
(h)	All issued and outstanding Surviving Fund Shares are, and on the
Closing
Date will be, duly and validly issued and outstanding and, subject to the qualifications set forth in the Goldman Sachs Trusts Declaration of Trust, fully paid and non-assessable by Goldman Sachs Trust and will have been offered
 in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. The Surviving Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Surviving Fund Shares, nor is there outstanding any security convertible into any Surviving Fund
Shares;
(i)	The execution, delivery and performance of this Plan will have been duly
 authorized prior to the Closing Date by all necessary action, if any, on the part of the Board, on behalf of the Surviving Fund, and this Plan will constitute
 a valid and binding obligation of the Surviving Fund, enforceable in accordance
 with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;
(j)	The Surviving Fund Shares to be issued and delivered to the Acquired
Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms
of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares, and, subject to the qualifications set forth in the Goldman Sachs Trusts
Declaration
 of Trust, will be fully paid and non-assessable by the Surviving Fund;
(k)	On the Closing Date, all Federal and other tax returns, dividend reporting
 forms, and other tax-related reports of the Surviving Fund required by law to
have been filed by such date (including any extensions) shall have been filed
 and
are or will be correct in all material respects, and all Federal and other taxes
shown as due or required to be shown as due on said returns and reports shall have
been paid or provision shall have been made for the payment thereof, and to the
best of the Surviving Funds knowledge no such return is currently under audit and
 no assessment has been asserted with respect to such returns;
(l)	For each taxable year of its operation (including the taxable year that
includes the Closing Date), the Surviving Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code, and has distributed all of its investment company taxable income and net
capital gain (as defined in the Code) for periods ending prior to the
Closing
 Date.
(m)	The information to be furnished by the Surviving Fund for use in the registration statements, information statements and other documents that may be necessary in connection with the transactions contemplated hereby, shall be
 accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and
(n)	The Information Statement to be included in the Registration
Statement
 (and any amendment or supplement thereto), insofar as it relates to the Surviving Fund and the Surviving Fund Shares, will, from the effective date of the Registration Statement through the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required
 to be stated therein or necessary to make the statements therein, in light of
the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this
subparagraph (n) shall not apply to statements in or omissions from the Information Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions
 of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations
 thereunder.
5.	Covenants of the Surviving Fund and the Acquired Fund
5.1.	The Surviving Fund and the Acquired Fund each will operate its business
in the ordinary course between the date hereof and the Closing Date, it being
understood that such ordinary course of business will include the declaration
and payment of customary dividends and distributions, and any other distribution
 that may be advisable.
5.2.	The Acquired Fund covenants that the Surviving Fund Shares to be issued
 hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.
5.3.	The Acquired Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial
 ownership of the Acquired Funds shares.
5.4.	Subject to the provisions of this Plan, the Surviving Fund and the
Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.
5.5.	The Acquired Fund has provided the Surviving Fund with information reasonably necessary for the preparation of the Information Statement
(referred
 to in subparagraph 4.1(p)) to be included in a Registration Statement on
Form
N-14, in compliance with the 1933 Act, the 1934 Act and the 1940 Act.
5.6.	As soon as is reasonably practicable after the Closing, the Acquired
 Fund
 will make a liquidating distribution to its respective shareholders consisting
of the Surviving Fund Shares received at the Closing.
5.7.	The Surviving Fund and the Acquired Fund shall each use their reasonable
 best efforts to fulfill or obtain the fulfillment of the conditions precedent to
 effect the transactions contemplated by this Plan as promptly as practicable.
Feb
5.8.	Goldman Sachs Trust, on behalf of the Acquired Fund, covenants that it
will, from time to time, as and when reasonably requested by the Surviving
Fund,
 execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as
Goldman Sachs Trust, on behalf of the Surviving Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) Goldman Sachs Trusts,

 on behalf of the Acquired Fund, title to and possession of the Surviving
Fund
Shares to be delivered hereunder, and (b) Goldman Sachs Trusts, on behalf of the
 Surviving Fund, title to and possession of all the Assets and otherwise to carry
 out the intent and purpose of this Plan.
5.9.	The Surviving Fund will use all reasonable efforts to obtain the approvals
 and authorizations required by the 1933 Act, the 1940 Act and such of the state
blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
6.	Conditions Precedent to Obligations of the Acquired Fund
The obligations of Goldman Sachs Trust, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at Goldman Sachs Trusts election, to the performance by Goldman Sachs Trust, on behalf of
the Surviving Fund, of all the obligations to be performed by it hereunder on or
before the Closing Date, and, in addition thereto, the following further conditions:
6.1.	All representations and warranties of Goldman Sachs Trust, on behalf of the
 Surviving Fund, contained in this Plan shall be true and correct in all material
respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect
as if made on and as of the Closing Date;
6.2.	Goldman Sachs Trust, on behalf of the Surviving Fund, shall have delivered
 to the Acquired Fund a certificate executed in the name of the Surviving
Fund by
its President or Vice President and its Treasurer or Assistant Treasurer,
in a form
 reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that the representations and warranties of Goldman Sachs Trust, on behalf
 of the Surviving Fund, made in this Plan are true and correct at and as of the Closing
 Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as Goldman Sachs Trust shall reasonably request;
6.3.	Goldman Sachs Trust, on behalf of the Surviving Fund, shall have performed all
 of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by Goldman Sachs Trust, on behalf of the Surviving Fund, on or before the Closing Date; and
6.4.	The Acquired Fund and the Surviving Fund shall have agreed on the number of
full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
7.	Conditions Precedent to Obligations of the Surviving Fund
The obligations of Goldman Sachs Trust, on behalf of the Surviving Fund, to complete
 the transactions provided for herein shall be subject, at Goldman Sachs
Trusts
election, to the performance by Goldman Sachs Trust, on behalf of the Acquired
 Fund,
of all of the obligations to be performed by it hereunder on or before the
Closing
Date and, in addition thereto, the following conditions:
7.1.	All representations and warranties of Goldman Sachs Trust, on behalf of the
 Acquired Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect
as if made on and as of the Closing Date;
7.2.	Goldman Sachs Trust, on behalf of the Acquired Fund, shall have delivered
 to the Surviving Fund a statement of the Acquired Funds Assets and
Liabilities,
as of the Closing Date, certified by the Treasurer of the Acquired Fund;
7.3.	Goldman Sachs Trust, on behalf of the Acquired Fund, shall have delivered
 to the Surviving Fund a certificate executed in the name of the Acquired
 Fund by
its President or Vice President and its Treasurer or Assistant Treasurer,
in a form
reasonably satisfactory to the Surviving Fund and dated as of the Closing Date, to
the effect that the representations and warranties of Goldman Sachs Trust, on behalf
of the Acquired Fund, made in this Plan are true and correct at and as of the
 Closing
 Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as Goldman Sachs Trust shall reasonably request;
7.4.	Goldman Sachs Trust, on behalf of the Acquired Fund, shall have performed
all of the covenants and complied with all of the provisions required by this
 Plan
 to be performed or complied with by Goldman Sachs Trust, on behalf of the Acquired
 Fund, on or before the Closing Date;
7.5.	The Acquired Fund shall have declared and paid a distribution or distributions
 prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the
close of its last fiscal year to 4:00 p.m. Eastern time on the Closing; and
(ii) any
 undistributed investment company taxable income and net realized capital gains from
any period to the extent not otherwise already distributed; and
7.6.	The Acquired Fund and the Surviving Fund shall have agreed on the number of
full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8.	Further Conditions Precedent to Obligations of the Surviving Fund
 and the
Acquired Fund
If any of the conditions set forth below have not been satisfied on or before the
 Closing Date with respect to Goldman Sachs Trust, on behalf of the Acquired
 Fund,
 or Goldman Sachs Trust, on behalf of the Surviving Fund, the other party to this
Plan (or in the case of Paragraph 8.1, either party to this Plan) shall, at its
option, not be required to consummate the transactions contemplated by this
 Plan:
8.1.	On the Closing Date no action, suit or other proceeding shall be pending
or, to either partys knowledge, threatened before any court or governmental agency
in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;
8.2.	All consents of other parties and all other consents, orders and permits of
Federal, state and local regulatory authorities deemed necessary by each party to
permit consummation, in all material respects, of the transactions contemplated hereby
 shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions;
8.3.	The Registration Statement (and the Information Statement included therein)
shall have become effective under the 1933 Act and no stop orders suspending the
effectiveness thereof shall have been issued and, to the best knowledge of the
parties hereto, no investigation or proceeding for that purpose shall have been
 instituted or be pending, threatened or contemplated under the 1933 Act;
and
8.4.	The parties shall have received the opinion of counsel to the parties substantially to the effect that based upon certain facts, assumptions, and representations, the transactions contemplated by this Plan shall constitute
 a
tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by counsel to the parties of representations it shall request of the parties. Notwithstanding anything herein to the contrary,
 the parties may not waive the condition set forth in this paragraph 8.4.
9.	Indemnification
9.1.	Goldman Sachs Trust, out of the Surviving Funds assets and property, agrees to indemnify and hold harmless the Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Surviving Fund of any of its representations, warranties, covenants or agreements set forth in this Plan.
9.2.	Goldman Sachs Trust, out of the Acquired Funds assets and property, agrees to indemnify and hold harmless the Surviving Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Surviving Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired
Fund of any of its representations, warranties, covenants or agreements set forth in this Plan.
10.	Brokerage Fees and Expenses
10.1.	The Surviving Fund and the Acquired Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein, other than any brokerage fees and expenses incurred in connection with the Reorganization.
10.2.	 The expenses relating to the proposed Reorganization will be borne by Goldman Sachs Asset Management, L.P. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation, printing and distributing the Registration Statement and Information Statement, legal fees, accounting fees, securities registration fees and brokerage costs, trading taxes and other transaction costs associated with portfolio adjustments. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
11.	Entire Agreement; Survival of Warranties
11.1.	Each party to this agreement agrees that it has not made any representation, warranty or covenant, not set forth herein, and that this Plan constitutes the entire agreement between the parties.
11.2.	The representations, warranties and covenants contained in
this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of the Acquired Fund and Surviving Fund in Sections 9.1 and
9.2 shall survive the Closing.
12.	Termination
This Plan may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board at any time prior to the Closing
 Date, if circumstances should develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.
13.	Amendments
This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Goldman
 Sachs Trust, on behalf of the Funds.
14.	Notices
Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Funds, 200 West Street, New York, New York 10282, Attn:
 Caroline L. Kraus, Esq., Secretary, in each case with a copy to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts
 02110-2605, Attn: Geoffrey R.T. Kenyon, Esq.
15.	Headings; Governing Law; Assignment; Limitation of Liability
15.1.	The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.
15.2.	This Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.
15.3.	This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.
Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan. Except as expressly provided otherwise in this Plan, the parties hereto will bear the expenses relating to the Reorganization as set forth in Section 10.2 as mutually agreed upon.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the date above first written.
GOLDMAN SACHS TRUST		GOLDMAN SACHS TRUST
On behalf of the Surviving Fund:		On behalf of the Acquired
 Fund:
Goldman Sachs International Small Cap Insights Fund		Goldman Sachs
 International Small Cap Fund

By:			By:
Name:			Name:
Title:			Title:



Goldman Sachs Asset Management, L.P. agrees to the provisions set forth in Sections 10.2 and 15.3 of this Plan.

GOLDMAN SACHS ASSET MANAGEMENT,
L.P.



By:
Name:
Title:

Schedule A

Acquired Fund		Surviving Fund
Class A	?	Class A
Class C	?	Class C
Service	?	Class A
Institutional	?	Institutional
Class IR	?	Class IR
		Class R6


 The Acquired Fund does not offer Class R6 Shares. The Surviving Fund does not offer Service Shares. The Acquired Funds Service Class shareholders will receive Class A Shares of the Surviving Fund.